SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 27, 2004

Pope Resources, A Delaware Limited Partnership
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)    (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2004 the registrant entered into a $10 million revolving line of credit agreement with Bank of America. The line of credit agreement was entered into so as to facilitate closing by the registrant on its previously announced 1,339-acre timberland acquisition for $12.3 million. The registrant drew down approximately $1 million on the line of credit to supplement cash reserves in making the aforementioned acquisition. The revolving line of credit from Bank of America offers two variable rate options (prime or LIBOR plus 1.25%) with the operative rate elected at the borrower’s discretion.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: November 1, 2004	POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

BY: /s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope
Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner